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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-3 of Quest Diagnostics Incorporated of our report dated March 15, 1999, except as to the last paragraph under the heading Basis of Presentation in Note 1 and the second paragraph of Note 12, for which the date is October 11, 2000, relating to the financial statements of SmithKline Beecham Clinical Laboratories, Inc. and Certain Related Affiliates, which report appears in Quest Diagnostics Incorporated's Current Report on Form 8-K dated October 11, 2000. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 23, 2001


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